Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF FIRST FINANCIAL NORTHWEST, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as a officer of First Financial Northwest, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K of First Financial Northwest for the year ended December 31, 2022, that:
1.the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and
2.the information contained in the report fairly presents, in all material respects, First Financial Northwest's financial condition and results of operations as of the dates and for the periods presented in the financial statements included in this report.

/s/ Richard P. Jacobson
Richard P. Jacobson Chief Financial Officer (Principal Financial Officer)

Date: March 13, 2023